UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2023

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2023, Entegris, Inc., a Delaware corporation (“Entegris”) and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) with the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, which amended the Credit and Guaranty Agreement, dated as of November 6, 2018 (as amended and restated as of July 6, 2022 and as further amended, restated, amended and restated, supplemented, modified and otherwise in effect prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among Entegris, as borrower, certain subsidiaries of Entegris party thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

The Amendment provides for, among other things, the refinancing of Entegris’ outstanding term B loans under the Existing Credit Agreement in an aggregate principal amount of $2.495 billion (the “Original Tranche B Term Loans”) with a new tranche of term B loans under the Amended Credit Agreement in an aggregate principal amount of $2.495 billion (the “New Tranche B Term Loans”). The New Tranche B Term Loans will bear interest under the Amended Credit Agreement, at a rate per annum equal to, at Entegris’ option, either (i) Term SOFR plus an applicable margin of 2.75% or (ii) a base rate plus an applicable margin of 1.75%. Consistent with the Original Tranche B Term Loans, the new Tranche B Term Loans will mature on July 6, 2029. Other than as described herein (and more fully described in the Amendment), the terms of the Amended Credit Agreement are substantially similar to the terms of the Existing Credit Agreement

The foregoing description of the Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.01 hereto and is incorporated by reference in this Item 1.01.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.01
Amendment No. 1, dated as of March 10, 2023, among Entegris, as borrower, the other credit parties party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: March 13, 2023

By:	/s/ Gregory B. Graves
Name:	Gregory B. Graves
Title:	Executive Vice President and Chief Financial Officer